UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 21, 2013 (October 15, 2013)

Commission file number 1-06155

Springleaf Finance Corporation

(Exact Name of Registrant as Specified in Charter)

Indiana (State or other jurisdiction of incorporation)	35-0416090 (I.R.S. Employer Identification Number)

601 N.W. Second Street, Evansville, IN (Address of principal executive offices)	47708 (Zip code)

(812) 424-8031

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 .            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 15, 2013, in connection with the consummation of the initial public offering of common shares of Springleaf Holdings, Inc. (“Parent”), Randal A. Nardone and Peter M. Smith resigned from the Board of Directors of Springleaf Finance Corporation (the “Company”).   Messrs. Nardone and Smith resigned so that the membership of the Company’s Board of Directors would be the same as Parent’s Board of Directors, which has a majority of independent directors.

On October 15, 2013, Parent adopted the Springleaf Holdings, Inc. 2013 Omnibus Incentive Plan (the “Plan”). Please see Parent’s Registration Statement on Form S-1 for a description of the material provisions of the Plan, which description is incorporated herein by reference. A copy of the Plan is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

Exhibit
Number	Description

10.1	Springleaf Holdings, Inc. 2013 Omnibus Incentive Plan dated October 15, 2013 (incorporated by reference from Springleaf Holdings, Inc.’s Registration Statement on Form S-8 filed on October 16, 2013).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPRINGLEAF FINANCE CORPORATION

By:	/s/ Minchung (Macrina) Kgil
Name: Minchung (Macrina) Kgil
Title: Senior Vice President and Chief Financial Officer

Date: October 21, 2013

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Springleaf Holdings, Inc. 2013 Omnibus Incentive Plan dated October 15, 2013 (incorporated by reference from Springleaf Holdings, Inc.’s Registration Statement on Form S-8 filed on October 16, 2013).